Exhibit 10.3

FIRST AMENDMENT TO PLACEMENT AGENCY AGREEMENT

March 18, 2015

Compass Point Research & Trading, LLC

3000 K Street NW, Suite 340

Washington, DC 20007

This FIRST AMENDMENT TO PLACEMENT AGENCY AGREEMENT (this “Amendment”) is made and is effective as of March 18, 2015, by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Wheeler REIT, L.P., a Virginia limited partnership of which the Company is the sole general partner (the “OP,” and together with the Company, the “Transaction Entities”), and Compass Point Research & Trading, LLC, as representative of the several placement agents (collectively with the Transaction Entities, the “Parties”).

RECITALS

WHEREAS, the Parties entered into a certain Placement Agency Agreement dated as of March 12, 2015 (the “Placement Agency Agreement”); and

WHEREAS, the Parties desire to amend the Placement Agency Agreement in certain respects.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. All references in the Placement Agency Agreement to the “Memorandum” shall mean (i) that certain Preliminary Private Placement Memorandum, dated February 20, 2015, (ii) that certain Preliminary Private Placement Memorandum Supplement, dated March 6, 2015, (iii) that certain Private Placement Memorandum, dated March 12, 2015, and (iv) that certain Private Placement Memorandum Supplement, dated March 16, 2015, all prepared by the Company in connection with the issuance and sale of the Shares, taken collectively together as a whole.

2. Except as expressly amended by the terms of this Amendment, the Placement Agency Agreement shall remain in full force and effect in accordance with its terms.

3. All capitalized terms used in this Amendment and not otherwise defined shall have the definitions ascribed to such terms in the Placement Agency Agreement.

4. References in the Placement Agency Agreement to the “Agreement” shall mean the Placement Agency Agreement, as amended by this Amendment.

5. This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

[Signatures on following page.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company, the OP and each Placement Agent in accordance with its terms.

Very truly yours,

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman & CEO

WHEELER REIT, L.P.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman & CEO

Accepted and agreed to as of the date first above written:

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name:	Christopher Nealon
Title:	President & COO